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                                                                   Exhibit 10.62

                              PERFORMANCE GUARANTY

         This PERFORMANCE GUARANTY (this "Performance Guaranty"), dated as of August 29, 2003, made by UGI Corporation, a Pennsylvania corporation (the "Company"), in favor of MARKET STREET FUNDING CORPORATION, a Delaware corporation, as Issuer ("Issuer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrator (the "Administrator"). Capitalized terms not otherwise defined herein that are defined in the Receivables Purchase Agreement and the Purchase and Sale Agreement referred to below shall when used herein have the meanings specified in the Receivables Purchase Agreement and the Purchase and Sale Agreement, as applicable.

                             PRELIMINARY STATEMENTS:

         (1) UGI Energy Services, Inc., a Pennsylvania corporation ("UGIES"), in its capacity as an Originator and any other party that shall become a party to the Purchase and Sale Agreement (as defined below) as an Originator are collectively referred to herein as "Originators" and each individually as an "Originator") and Energy Services Funding Corporation, a Delaware corporation (the "Seller"), have entered into a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended through the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase and Sale Agreement"), pursuant to which each Originator has sold and will sell Receivables and Related Rights (as defined in the Purchase and Sale Agreement) to the Seller.

         (2) The Seller, UGIES, as the Servicer (the "Servicer"), Issuer and the Administrator have entered into the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended through the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement" and together with the Purchase and Sale Agreement, the "Agreements"), pursuant to which the Seller has sold and will sell undivided interests in the Receivables and the Related Rights to the Issuer.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

         SECTION 1. Unconditional Undertaking; Enforcement. (a) The Company hereby unconditionally and irrevocably undertakes and agrees, as set forth herein, with and for the benefit of the Issuer, the Administrator and each Program Support Provider that, in the event that any Originator or the Servicer shall fail in any manner whatsoever to perform or observe any of the terms, covenants, conditions, agreements and undertakings to be performed or observed by (1) any such Originator under the Purchase and Sale Agreement in accordance with the terms thereof, including, without limitation, the obligations of each Originator under Sections 3.3 and 9.1 of the Purchase and Sale Agreement or (2) the Servicer under the Receivables Purchase Agreement in accordance with the terms thereof (all such terms, covenants, conditions, agreements and undertakings on the part of each Originator and the Servicer to be performed or observed being collectively called the "Guaranteed Obligations"), when the same shall be required to be performed or observed under such Agreement, then the Company shall guarantee and ensure that each Originator, the Servicer or the Company or some other Person duly and punctually performs and observes each Guaranteed Obligation; it being understood that the term

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"Guaranteed Obligations" shall not be interpreted as a covenant, agreement or undertaking on the part of any Originator or the Servicer regarding the collectibility of any of the Receivables on account of insolvency, bankruptcy or lack of creditworthiness of the related Obligor. It shall not be a condition to the accrual of the obligation of the Company hereunder to guarantee and ensure the performance or observance of any of the Guaranteed Obligations that the Issuer, the Administrator or any Program Support Provider shall have first made any request of or demand upon or given any notice to the Company or any other person or have instituted any action or proceeding against the Company or any other Person in respect thereof.

                  (b) The Issuer, the Administrator or any Program Support Provider may proceed to enforce the obligations of any Originator or the Servicer under this Section 1 after their failure to perform such obligations in accordance with the terms of the Agreements without first pursuing or exhausting any right or remedy which Issuer, the Administrator or any Program Support Provider may have against any such Originator, the Servicer or any other Person or with respect to the Receivables or the Related Rights.

         SECTION 2. Obligation Absolute. The Company undertakes and agrees with and for the benefit of the Issuer, the Administrator and each Program Support Provider to ensure the performance of all Guaranteed Obligations strictly in accordance with the terms of the Agreements. The obligations of the Company under this Performance Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Performance Guaranty, irrespective of whether any action is brought against any Originator or the Servicer or whether any such Originator or the Servicer is joined in any such action or actions; provided that no such action shall be brought prior to compliance with any notice requirement and the expiration of any cure period applicable to the Guaranteed Obligations, in each case as set forth in the Agreements. The obligations of the Company under this Performance Guaranty shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of either Agreement (other than as a result of any lack of validity or enforceability against the Issuer, the Administrator or any Program Support Provider);

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from either Agreement including, without limitation, any increase in, or addition to, the Guaranteed Obligations resulting from additional purchases under the Receivables Purchase Agreement or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any Originator or the Servicer;

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                  (e)      any change, restructuring or termination of the
         corporate structure or existence of any Originator or the Servicer;

                  (f) the insolvency, bankruptcy or reorganization of any Originator or the Servicer, or any stay or discharge of any of the Guaranteed Obligations in connection therewith; or

                  (g) any other circumstance which might otherwise constitute a defense (except for a valid defense of any Originator or the Servicer not arising as a result of any such Originator's or the Servicer's breach of its obligations under either Agreement) available to, or a discharge of any such Originator or the Servicer.

This Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Issuer, the Administrator or any Program Support Provider upon the insolvency, bankruptcy or reorganization of any Originator or the Servicer or otherwise, all as though such payment had not been made.

         SECTION 3. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations except to the extent such notice is required to be provided with regard to such Guaranteed Obligations in accordance with the terms of the Agreements and this Performance Guaranty and any requirement that the Issuer, the Administrator or any Program Support Provider protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Originator, the Servicer or any other Person or any collateral.

         SECTION 4. Subrogation. The Company will not exercise any rights that it may acquire by reason of any payment or performance hereunder, whether by way of subrogation, reimbursement or otherwise resulting from its performance hereunder until all unpaid or unperformed Guaranteed Obligations have been discharged.

         SECTION 5. Representations and Warranties. The Company hereby represents and warrants as follows:

                  (a) The Company is a corporation duly incorporated and in existence under the laws of the Commonwealth of Pennsylvania.

                  (b) The execution, delivery and performance by the Company of this Performance Guaranty are within the Company's corporate powers and have been duly authorized by all necessary corporate action and do not contravene (i) the Company's charter or by-laws or (ii) any material law or contractual restriction binding on or affecting the Company.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Performance Guaranty.

                                       3

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                  (d)      This Performance Guaranty is a legal, valid and
         binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (e) There are no pending or, to the Company's knowledge, threatened actions, suits or proceedings affecting the Company before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under this Performance Guaranty, or which purports to affect the legality, validity or enforceability of this Performance Guaranty.

                  (f) There are no conditions precedent to the effectiveness of this Performance Guaranty.

         SECTION 6. Covenants. (a) The Company agrees that, until the date (the "Final Collection Date") which is the later of the Facility Termination Date and, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding and all other amounts owed by the Seller under the Receivables Purchase Agreement to the Issuer, the Administrator or any other Indemnified Party or Affected Person shall be paid in full, the Company will, unless the Administrator shall otherwise consent in writing:

                           (i)      comply in all material respects with all
applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not be reasonably expected to have a material adverse effect on (1) the ability of the Company to perform its obligations hereunder or (2) the validity or enforceability of this Performance Guaranty;

                           (ii)     (1) provide to the Administrator the annual
reports and quarterly reports (i.e., reports on Form 10-K and Form 10-Q) that are specified in or required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") within one Business Day after such reports are filed by the Company with the Securities and Exchange Commission (the "Commission") and (2) provide notice to the Administrator of the filing by the Company with the Commission of any current reports (i.e., reports on Form 8-K) that are specified in or required by Sections 13 and 15(d) of the Exchange Act within five Business Days after such reports are filed with the Commission; provided, however, in the event that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide to the Administrator:

                                    (1)      as soon as available and in any
event within 50 days after the end of each of the first three quarters of each fiscal year of the Company, balance sheets of the Company and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of the Company and its consolidated Subsidiaries for

                                       4

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the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;
and

                                    (2)      as soon as available and in any
event within 105 days after the end of each fiscal year of the Company, financial statements for the Company and its consolidated Subsidiaries (similar to those that would be included in annual reports if the Company were subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act) for such year audited by independent certified public accountants of nationally recognized standing;

                           (iii)    provide to the Administrator, promptly after
becoming aware of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Company which can reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and

                           (iv)     not permit its Consolidated Net Worth, at
any time, to be less than $275,000,000.

                  (b) The Company hereby acknowledges that the Administrator and the Issuer are entering into this Performance Guaranty in reliance upon the Seller's identity as a legal entity separate from UGI, the Company and their Affiliates. Therefore, from and after the date hereof, the Company shall take all steps specifically required by this Performance Guaranty or pursuant to the Receivables Purchase Agreement to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of UGI, the Company and any other Person, and is not a division of UGI, the Company, their Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Company shall take such actions as shall be required in order that the Company will not be and will not hold itself out to be responsible for the debts of the Seller or the decisions or actions respecting the daily business and affairs of the Seller. The Company will immediately correct any known misrepresentation with respect to the foregoing, and the Company will not operate or purport to operate as an integrated single economic unit with respect to the Seller in its dealing with any other entity.

         SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrator, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Expenses. The Company will upon demand pay to the Issuer, the Administrator, or any Program Support Provider the amount of any and all reasonable expenses, including reasonable attorneys' fees and expenses, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

                                       5

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         SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail) and mailed, telecopied, telegraphed, telexed, cabled, sent by electronic mail or delivered to it, if to the Company, at its address at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, and if to the Administrator or Issuer, at its address designated on the signature pages of the Receivables Purchase Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, faxed, or sent by electronic mail be effective when deposited in the mails, faxed or received, respectively.

         SECTION 10. No Waiver; Remedies. No failure on the part of the Issuer, the Administrator or any Program Support Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11. Continuing Agreement. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Collection Date, (ii) be binding upon the Company, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Issuer, the Administrator and each Program Support Provider and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Issuer may assign all or any of its Receivables or interest therein under the Receivables Purchase Agreement to any assignee, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Issuer herein or otherwise.

         SECTION 12. Section Captions. Section captions used in this Performance Guaranty are for convenience of reference only and shall not affect the construction of this Performance Guaranty.

         SECTION 13. Severablility. Wherever possible each provision of this Performance Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Performance Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Performance Guaranty.

         SECTION 14. Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE NEW YORK SITTING IN THE CITY OF NEW YORK OR THE UNITED STATES FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, THE COMPANY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION,

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INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PERFORMANCE GUARANTY OR ANY DOCUMENT RELATED HERETO. THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 15. GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 16. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, ISSUER, THE ADMINISTRATOR AND EACH PROGRAM SUPPORT PROVIDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR THE ACTIONS OF ISSUER, THE ADMINISTRATOR AND ANY PROGRAM SUPPORT PROVIDER, IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 17. Execution in Counterparts. This Performance Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Performance Guaranty.

                            [signature page follows]

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         IN WITNESS WHEREOF, the Company has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    UGI CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

Accepted as of the
date hereof:

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:_________________________________
Name:
Title:

MARKET STREET FUNDING CORPORATION

By:_________________________________
Name:
Title:

                                                            Performance Guaranty

                                      S-1

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                                 AMENDMENT NO. 1
                           DATED AS OF AUGUST 29, 2003
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT
                          DATED AS OF NOVEMBER 30, 2001

         This AMENDMENT NO. 1 (this "Amendment") dated as of August 29, 2003 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the "Seller"), UGI ENERGY SERVICES, INC., a Pennsylvania corporation ("UGI"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

                                    RECITALS

         WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of November 30, 2001 (as amended through the date hereof, the "Agreement");

         WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

         SECTION 2. Amendments to the Agreement.

         2.1 Clause (a) of Section 1.2 of the Agreement is hereby amended by deleting the phrase "two Business Days before the requested purchase date, which notice" therein and substituting the phrase "(x) one Business Day before the requested purchase date in the case of a purchase of less than $50,000,000 and (y) two Business Days before the requested purchase date in the case of a purchase of at least $50,000,000, which notice in each case" therefor.

         2.2 Clause (f)(i) of Section 1.4 of the Agreement is hereby amended and restated in its entirety as follows:

                  (i) the Seller shall give the Administrator and the Servicer written notice in the form of Annex C (A) at least one Business Day prior to the date of such reduction for any reduction of Capital less than or equal to $20,000,000; (B) at least two Business Days prior to the date of such reduction for any reduction of Capital greater than $20,000,000 and less than or equal to $50,000,000; and (C) at least three Business Days prior to the date of such reduction for any reduction of

         Capital greater than $50,000,000, in each case such notice shall have been received by 3:00 p.m. New York City time on such date and shall include the amount of such proposed reduction and the proposed date on which such reduction will commence;

         2.3 The following definitions of "Consolidated Net Worth," "Performance Guarantor" and "Performance Guaranty" are hereby added to Exhibit I to the Agreement, as alphabetically appropriate:

                  "Consolidated Net Worth" means, with respect to any Person and as of any date of determination, total stockholders' equity of such Person and its Subsidiaries as of such date, determined in accordance with GAAP.

                  "Performance Guarantor" means UGI Corporation, a Pennsylvania corporation, as performance guarantor under the Performance Guaranty.

                  "Performance Guaranty" means that certain Performance Guaranty, dated as of August 29, 2003 by the Performance Guarantor in favor of the Issuer and the Administrator, as the same may be amended, restated or otherwise modified from time to time.

         2.4 The definition of "Change in Control" set forth in Exhibit I to the Agreement is hereby amended by adding the phrase ", and (c) with respect to UGI, the Performance Guarantor shall cease to beneficially own, directly or indirectly, 51% of the shares of outstanding voting stock of UGI on a fully diluted basis" immediately prior to the period at the end thereof.

         2.5 The definition of "Defaulted Receivable" set forth in Exhibit I to the Agreement is hereby amended by adding the following sentence immediately at the end thereof:

         The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.

         2.6 Clause (b) of the definition of "Delinquency Ratio" set forth in Exhibit I to the Agreement is hereby amended by adding the parenthetical "(excluding Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable)" immediately following the phrase "Pool Receivables" therein.

         2.7 The definition of "Delinquent Receivable" set forth in Exhibit I to the Agreement is hereby amended by adding the following sentence immediately at the end thereof:

         The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances and shall exclude Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable.

         2.8      The definition of "Facility Termination Date" set forth in
Exhibit I to the Agreement is hereby amended by deleting the date "November 30, 2004" and substituting the date "August 26, 2006" therefor.

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         2.9      The definition of "Purchase Limit" set forth in Exhibit I to the Agreement is hereby amended by deleting the amount "$50,000,000" therein and substituting the amount "$100,000,000" therefor.

         2.10 The definition of "Transaction Documents" set forth in Exhibit I to the Agreement is hereby amended by adding the phrase "Performance Guaranty," immediately following the phrase "Fee Letter," therein.

         2.11 Paragraph (q) of Section 1 of Exhibit IV to the Agreement is hereby amended by deleting the amount "$4,000,000" therein and substituting the amount "$6,000,000" therefor.

         2.12 The first paragraph of Section 3 of Exhibit IV to the Agreement is hereby amended by (i) deleting each reference to the phrase "UGI and" therein and substituting the phrase "UGI, the Performance Guarantor and" therefor, (ii) deleting each reference to the phrase "its Affiliates" therein and substituting the phrase "their Affiliates" therefor and (iii) deleting the phrase "division of UGI" with the phrase "division of UGI, the Performance Guarantor".

         2.13 Paragraph (c) of Section 3 of Exhibit IV to the Agreement is hereby amended by deleting the phrase "UGI or any of its Affiliates" therein and substituting the phrase "UGI, the Performance Guarantor or any of their Affiliates" therefor.

         2.14 Paragraph (d) of Section 3 of Exhibit IV to the Agreement is hereby amended by adding the phrase ", the Performance Guarantor" immediately following the word "UGI" therein.

         2.15 Paragraph (f) of Section 3 of Exhibit IV to the Agreement is hereby amended by adding the phrase "or the Performance Guarantor" immediately following the phrase "shared with UGI" therein.

         2.16 Paragraph (g) of Section 3 of Exhibit IV to the Agreement is hereby amended by adding the phrase ", the Performance Guarantor" immediately following the word "UGI" therein.

         2.17 Paragraph (i) of Section 3 of Exhibit IV to the Agreement is hereby amended by adding the phrase ", the Performance Guarantor" immediately following the word "UGI" therein.

         2.18 Paragraph (j)(iii) of Section 3 of Exhibit IV to the Agreement is hereby amended by adding the phrase ", the Performance Guarantor" immediately following the word "UGI" therein.

         2.19 Paragraph (k) of Section 3 of Exhibit IV to the Agreement is hereby amended by deleting the phrase "UGI or" therein and substituting the phrase "UGI, the Performance Guarantor or" therefor.

         2.20 Paragraph (l) of Section 3 of Exhibit IV to the Agreement is hereby amended by deleting each reference to the phrase "UGI or" therein and substituting the phrase "UGI, the Performance Guarantor or" therefor.

         2.21 Paragraph (m) of Section 3 of Exhibit IV to the Agreement is hereby amended by (i) deleting the phrase "with UGI" therein and substituting the phrase "with UGI and the

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Performance Guarantor" therefor, (ii) adding the parenthetical "(or of the
Performance Guarantor)" immediately following each reference to the phrase "the other" therein and (iii) adding the parenthetical "(or with respect to the Performance Guarantor)" immediately following the phrase "each other" therein.

         2.22 Paragraph (n) of Section 3 of Exhibit IV to the Agreement is hereby amended by deleting the phrase "UGI shall not" therein and substituting the phrase "Neither UGI nor the Performance Guarantor shall" therefor.

         2.23 Paragraph (f) of Exhibit V to the Agreement is hereby amended by adding the phrase ", the Performance Guarantor" immediately following each reference to the word "UGI" therein.

         2.24 Paragraph (g) of Exhibit V to the Agreement is hereby amended by (i) deleting the percentage "17.0%" therein and substituting the percentage "13.0%" therefor and (ii) deleting the percentage "15.0%" therein and substituting the percentage "12.0%" therefor.

         2.25 The existing paragraph (m) to Exhibit V to the Agreement is hereby renumbered as paragraph (n) therein, and a new paragraph (m) is hereby added to Exhibit V to the Agreement in its entirety as follows:

                  (m) UGI Corporation shall at any time (i) fail to perform, maintain or observe any representation, warranty, covenant or agreement set forth in the Performance Guaranty or (ii) repudiate any of its obligations under the Performance Guaranty; or

         SECTION 3. Miscellaneous.

         3.1 Effectiveness. This Amendment shall become effective on the date when the Administrator shall have received (i) counterparts of this Amendment (whether by facsimile or otherwise), executed and delivered by each of the parties hereto, (ii) favorable opinions, in form and substance reasonably satisfactory to the Administrator, of Morgan, Lewis & Bockius LLP, counsel for the Seller, the Originator, the Servicer and the Performance Guarantor (except in the case of the opinion with respect to true sale and non-consolidation matters, which opinion shall be delivered within 10 days of the date hereof) and
(iii) such other information, certificates, documents and opinions as the Administrator shall reasonably request.

         3.2 References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

         3.3 Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         3.4 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         3.5 Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         3.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3.7 Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         3.8 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    ENERGY SERVICES FUNDING CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    UGI ENERGY SERVICES, INC.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                              Amendment No. 1 to
                                                  Receivables Purchase Agreement

                                    MARKET STREET FUNDING CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                              Amendment No. 1 to
                                                  Receivables Purchase Agreement

                                    PNC BANK, NATIONAL ASSOCIATION, as
                                    Administrator

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                              Amendment No. 1 to
                                                  Receivables Purchase Agreement

                                 AMENDMENT NO. 1
                           DATED AS OF AUGUST 29, 2003
                                       TO
                           PURCHASE AND SALE AGREEMENT
                          DATED AS OF NOVEMBER 30, 2001

         This AMENDMENT NO. 1 (this "Amendment") dated as of August 29, 2003 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation (the "Company"), and UGI ENERGY SERVICES, INC., a Pennsylvania corporation (the "Originator").

                                    RECITALS

         WHEREAS, the parties hereto have entered into a certain Purchase and Sale Agreement dated as of November 30, 2001 (as amended through the date hereof, the "Agreement");

         WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

         SECTION 2. Amendments to the Agreement.

         2.1 Section 3.1 of the Agreement is hereby amended by (i) adding the marker "(a)" immediately prior to the first sentence therein and (ii) deleting the final sentence therein and substituting the following sentence therefor:

         Contributions made in connection with the immediately preceding sentence (i) shall have no effect on the aggregate Purchase Price of any Receivables sold by UGI to the Company on the date of such contribution and (ii) shall not affect the aggregate outstanding balance of any Company Note.

         2.2 A new clause (b) of Section 3.1 of the Agreement is hereby added, to be and to read in its entirety as follows:

                  (b) On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Originator the Purchase Price for the purchase to be made from the Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and the Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to the Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a "Company Note").

         2.3 Clause (b) of Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

                  (b) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be increased by an amount equal to such remaining Purchase Price.

         2.4 Section 3.2 of the Agreement is hereby amended by adding the following paragraph immediately following clause (b) thereof, to be and to read in its entirety as follows:

         The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and in the absence of manifest error the Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Furthermore, the Servicer shall hold the Company Notes for the benefit of the Originator. The Originator hereby irrevocably authorizes the Servicer to mark the Company Notes "CANCELED" and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

         2.5 Clause (c) of Section 3.3 of the Agreement is hereby amended by deleting the phrase "such credit" therein and substituting the following phrase therefor:

         such credit: (i) shall be paid in cash to the Company by the Originator in the manner and for application as described in the following proviso, or (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to the Originator;

         2.6 A new Exhibit B is hereby added to the Agreement, to be and to read in its entirety as set forth in Exhibit B attached hereto.

         SECTION 3. Miscellaneous.

         3.1 Effectiveness. This Amendment shall become effective on the date when PNC Bank, National Association shall have received (i) counterparts of this Amendment (whether by facsimile or otherwise), executed and delivered by each of the parties hereto, (ii) a Company Note in favor of the Originator, duly executed by the Company, (iii) favorable opinions, in form and substance reasonably satisfactory to PNC Bank, National Association, of Morgan, Lewis & Bockius LLP, counsel for the Company and the Originator (except in the case of the opinion with respect to true sale and non-consolidation matters, which opinion shall be delivered within 10 days of the date hereof), (iv) such other information, certificates, documents and opinions as PNC Bank, National Association shall reasonably request.

         3.2 References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

         3.3 Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         3.4 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         3.5 Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         3.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3.7 Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         3.8 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                ENERGY SERVICES FUNDING
                                                CORPORATION

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                                UGI ENERGY SERVICES, INC.

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                                     Purchase and Sale Agreement
                                                                 Amendment No. 1

                                                                       Exhibit B

                        FORM OF SUBORDINATED COMPANY NOTE
                                                                     ___________
                                                                _________, 200__

         FOR VALUE RECEIVED, the undersigned, Energy Services Funding Corporation, a Delaware corporation ("Company"), promises to pay to UGI Energy Services Inc., a Pennsylvania corporation (the "Originator"), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

         1. Purchase and Sale Agreement. This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), between the Company and the Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:

         "Bankruptcy Proceedings" has the meaning set forth in clause (b) of paragraph 9 hereof.

         "Final Maturity Date" means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.

         "Interest Period" means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

         "Prime Rate" has the meaning assigned thereto in the Purchase and Sale Agreement.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of November 30, 2001, entered into among Energy Services Funding Corporation, UGI Energy Services, Inc., Market Street Funding Corporation and PNC Bank, National Association, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Senior Interests" means, collectively, (i) all accrued and unpaid Discount, (ii) all fees payable by the Company to the Senior Interest Holders pursuant to the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Section 1.7 and 1.8 of the Receivables Purchase Agreement, (iv) the aggregate Capital and (v) all other obligations owed by the Company to the

                                   Exhibit B-1

Senior Interest Holders under the Receivables Purchase Agreement and other Transaction Documents that are due and payable, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

         "Senior Interest Holders" means, collectively, the Issuer, the Administrator and the Indemnified Parties.

         "Subordination Provisions" means, collectively, clauses (a) through (l) of paragraph 9 hereof.

         "One-Month LIBOR Rate" means, for any Interest Period, the rate set forth for "one month" under "London Interbank Offered Rates (Libor):" as published in the Wall Street Journal on the first day of such Interest Period.

         3. Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:

                  (a) Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the One-Month LIBOR Rate for such Interest Period as determined by the Servicer; and

                  (b) From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price payable to the Originator is fully paid, such aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.

         4. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

         5. Basis of Computation. Interest accrued hereunder that is computed by reference to the One-Month LIBOR Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

                  (a) The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and

                                   Exhibit B-2

                  (b) The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to the Purchase and Sale Agreement shall be due and payable on the Final Maturity Date.

         Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid on any Business Day without premium or penalty.

         7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

         8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

         9. Subordination Provisions. The Company covenants and agrees, and the Originator and any other holder of this Company Note (collectively, the Originator and any such other holder are called the "Holder"), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

                  (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under paragraph 1(n) of
Exhibit IV of the Receivables Purchase Agreement or (ii) made pursuant to clause
(a) or (b) of paragraph 6 of this Company Note;

                  (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing during any Bankruptcy Proceeding: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders)

                                   Exhibit B-3
until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Issuer (or the Administrator acting on the Issuer's behalf), in the name of Holder or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

                  (c) In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d)(ii) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

                  (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under paragraph 1(n) of Exhibit IV of the Receivables Purchase Agreement;

                  (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);

                  (f) Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created,

                                   Exhibit B-4
arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company
Note into an equity interest in the Company, unless Holder shall have received the prior written consent of the Administrator and the Issuer in each case;

                  (g) Holder shall not, without the advance written consent of the Administrator and the Issuer, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

                  (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

                  (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

                  (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

                  (k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

                                   Exhibit B-5

                  (l) These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

         10. General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and
(ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         11. Maximum Interest. Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise by payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise by payable by the Company under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the "Originator's Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator's Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator's Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator's Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

                                   Exhibit B-6

         12. No Negotiation. This Company Note is not negotiable except that is may be assigned to any Affiliate of the Originator.

         13. GOVERNING LAW. THIS COMPANY NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         14. Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

                            [signature page follows]

                                   Exhibit B-7

                                         ENERGY SERVICES FUNDING
                                         CORPORATION

                                         By: ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                   Exhibit B-8

                                 August 29, 2003

Energy Services Funding Corporation
460 North Gulph Road, Suite 200
King of Prussia, PA 19406-2815

         Re: Amended and Restated Fee Letter

Ladies and Gentlemen:

         This Amended and Restated Fee Letter (the "Fee Letter") sets forth the fees payable by you in connection with the Receivables Purchase Agreement dated as of November 30, 2001 (such agreement, as now or hereafter amended or otherwise modified from time to time, being the "Receivables Purchase Agreement"), among Energy Services Funding Corporation ("Seller"), UGI Energy Services, Inc., as initial servicer (the "Servicer"), Market Street Funding Corporation ("Issuer") and PNC Bank, National Association ("PNC"), as Administrator. Terms defined in the Receivables Purchase Agreement are used herein as therein defined. This Fee Letter amends and restates that certain fee letter agreement dated November 30, 2001, among the parties hereto. This Fee Letter is the "Fee Letter" referred to in Section 1.5 of the Receivables Purchase Agreement.

         Seller agrees to pay, to PNC for Issuer's account (in the case of the fees described in paragraphs (i), (ii) and (iii) below) and for PNC Capital Markets, Inc.'s account (in the case of the fees described in paragraphs (iv), (v) and (vi) below), the following fees:

                  (i) a "Program Fee" at the per annum rate of 0.50% of the aggregate of the average daily Capital outstanding, each from December 4, 2001 until the later of the Facility Termination Date and the date on which such aggregate Capital outstanding shall have been paid in full, payable in arrears monthly on each Settlement Date (for the Settlement Period immediately preceding such Settlement Date) and on the later of the Facility Termination Date and the date on which such aggregate Capital outstanding shall have been finally paid in full if such date is not a Settlement Date;

                  (ii) a "Commitment Fee" at the per annum rate of 0.25% of the excess of 102% of the Purchase Limit over the aggregate of the average daily Capital outstanding from December 4, 2001 until the later of the Facility Termination Date and the date on which the such aggregate Capital outstanding shall have been paid in full, payable in arrears monthly on each Settlement Date (for the Settlement Period immediately preceding such Settlement Date) and on the later of the Facility Termination Date and the date on which such aggregate Capital outstanding shall have been paid in full if such date is not a Settlement Date;

                  (iii) if the average daily Capital outstanding is less than 50% of the Purchase Limit (as determined quarterly in arrears), a quarterly unused fee at the per annum rate of 0.05% of the excess of 102% of the Purchase Limit over the aggregate of the average daily Capital outstanding from the date hereof until the later of the Facility Termination Date and the date on which such aggregate Capital outstanding shall have been paid in full, payable in arrears on the Settlement Date in each January, April, July and October (commencing October 2003) (in the case of the October 2003 payment of such fee, for the period commencing from the date hereof through the end of the quarter immediately preceding such Settlement Date; and in the case of each subsequent payment of such fee, for the quarter immediately preceding such Settlement Date) and on the later of the Facility Termination Date and the date on which such aggregate Capital outstanding shall have been paid in full if such date is not such a Settlement Date;

                  (iv) a structuring fee in an amount equal to One Hundred Seventy-Five Thousand U.S. Dollars ($175,000), which fee has previously been paid to PNC;

                  (v) an administration fee annually in advance in an amount equal to Thirty-Five Thousand U.S. Dollars ($35,000); and

                  (vi) an amendment fee in an amount equal to Twenty-Five Thousand U.S. Dollars ($25,000), payable on the date hereof.

         This Fee Letter may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same Fee Letter. This Fee Letter shall be governed by, and construed in accordance with the internal laws of the State of New York.

                          (continued on following page)

         Please evidence your agreement to the terms of this Fee Letter by signing the enclosed copy and returning it to the undersigned. Delivery of an executed counterpart of a signature page to this letter agreement shall be effective as delivery of a manually executed counterpart of this Fee Letter.

                                         Very truly yours,

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Administrator

                                         By: ___________________________________
                                         Name:
                                         Title:

ACKNOWLEDGED AND AGREED TO
as of the date first above written

MARKET STREET FUNDING CORPORATION,
as Issuer

By:___________________________
Name:_________________________
Title:________________________

                                                 Amended and Restated Fee Letter

ACKNOWLEDGED AND AGREED TO
as of the date first above written
ENERGY SERVICES FUNDING CORPORATION

By:______________________________
Name:____________________________
Title:___________________________

UGI ENERGY SERVICES, INC.

By:______________________________
Name:____________________________
Title:___________________________

                                                 Amended and Restated Fee Letter

                                      S-2